NOTE MODIFICATION AGREEMENT

THIS NOTE MODIFICATION AGREEMENT (this “Agreement”) is entered into this 20th day of May, 2009 by and between US Dataworks, Inc., a Nevada corporation (the “Company”) and John L. Nicholson, M.D., a Director of the Company (the “Holder”).  All capitalized terms not specifically defined herein shall have those meanings set forth in that certain US Dataworks, Inc. Refinancing Secured Note dated August 13, 2008 executed by the Company and payable to the order of the Holder in the original principal amount of Two Million Nine Hundred Ninety Five Thousand Dollars ($2,995,000.00), as amended by that certain Note Modification Agreement dated February 19, 2009 (as modified, renewed and extended to date, the “Note”).

W I T N E S S E T H:

WHEREAS, the Company and the Holder wish to revise certain provisions of the Note;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.           The following modifications to the Note are made and agreed to effective as of May 20, 2009:

A.	Section 7(a) of the Note shall be deleted in its entirety and replaced with the following:

“All payments due under this Note shall rank senior to all Permitted Indebtedness of the Company and its Subsidiaries under clause (ii) of the definition of “Permitted Indebtedness” in Section 20(h); provided, however, that the Company may make voluntary interest payments on the Indebtedness of the Company represented by that certain 8.75% Promissory Note dated September 25, 2007 executed by the Company and payable to the order of the Holder in the original principal amount of Five Hundred Thousand Dollars ($500,000.00) as amended by that certain Note Modification Agreement between the Holder and the Company of even date herewith (as modified, renewed and extended, the “Second Ramey Note”) in accordance with the terms thereof but the Company cannot make any principal payments on the Second Ramey Note unless and until all amounts due and owing under the Notes have been paid in full.”

B.	Clause (i) of Section 20(h) of the Note shall be deleted in its entirety and replaced with the following:

“Indebtedness evidenced by the Notes and the Second Ramey Note,”

2.           The parties hereto hereby agree that no default or Event of Default under the Note has occurred prior to the date hereof but, in an abundance of caution, to the extent such a default or Event of Default is deemed to have occurred, the Holder hereby waives such deemed default or Event of Default.

3.           The Note, as modified by this Agreement, and all of the other loan documents and other agreements and instruments executed and delivered by the Company and the Holder in connection with the Note shall remain in full force and effect.

4.           The Company and the Holder represent and warrant to each other that, as of the date hereof: (a) each such party has full power and authority to execute this Agreement; (b) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally; and (c) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery or performance by such party of this Agreement.

5.           The parties hereto shall from time to time execute and deliver all such other documents, instruments and assurances with respect to the matters described herein, and take all such other actions as may be necessary or required to carry into force and effect the purposes and intent of this Agreement.

6.           This Agreement, when executed by the parties hereto, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and assigns.

7.           This Agreement may be executed simultaneously in a number of identical counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first set forth above.

THE COMPANY:

US DATAWORKS, INC.

By: /s/ J. Patrick Millinor, Jr.

Name: J. Patrick Millinor, Jr.

Title: Director

THE HOLDER:

/s/ John L. Nicholson, M.D.
John L. Nicholson, M.D.

WRITTEN CONSENT OF THE REQUIRED HOLDERS:

In accordance with Section 8 of the Note, the undersigned Required Holders hereby execute this written consent to the Agreement, thereby indicating their consent to the changes and amendments to the Note contained in this Agreement.

/s/ John L. Nicholson, M.D.
John L. Nicholson, M.D.

/s/ Charles E. Ramey
Charles E. Ramey